Exhibit 10.4

Translated From Japanese

                           Monetary Loan Certification

Mizuho Bank KK                                                          2007/7/4

I (hereinafter referred to as A) agree to undertake borrowing based on Borrowing Conditions from Mizuho Bank KK, according to the rules and approving each article in Bank Dealings Contract.

Borrower:

Address: Nishi Shinjuku Showa Bldg 11F, 1-13-12 Nishi Shinjuku, Shinjuku-ku,
         Tokyo 160-0023 Tel: 03-5909-1561   Fax: 03-5909-1562

Name:    IA Partners KK
         Hideki Anan

Borrower approves that standard interest will be used prime rate and spread below will be used. Also borrower approves to enter into a special contract regarding double interest apply.

Also in case the payment method is chosen to amortize principal and interest evenly, when the interest rate is changed, the amount of a payment will be changed.

Standard Interest: Short Prime rate
Spread: 0.125 % annually

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